Exhibit 23.2

Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 2019, with respect to the consolidated financial statements of IBERIABANK Corporation incorporated by reference in the Registration Statement on Form S-4 of First Horizon National Corporation.

/s/ Ernst & Young LLP New Orleans, Louisiana
December 30, 2019